PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
                (Applebee's - Temple Terrace, FL)


THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 15th day of Nov, 1996, by and between Teresa E. and William H. Balster (hereinafter called "Balster"), and AEI Net Lease Income & Growth Fund XIX Limited Partnership (hereinafter called "Fund XIX") (Balster, Fund XIX (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).

WITNESSETH:

WHEREAS, Fund XIX presently owns an undivided 20.6379% interest in and to and Balster presently owns an undivided 14.4270% interest in and to and Janet Thompson presently owns an undivided 5.7170% (also referred to herein as "Co-Tenant") interest in and to and The Joan Koller Trust presently owns an undivided 11.9455% (also referred to herein as "Co-Tenant") interest in and to, and Patricia S. Marshall presently owns an undivided 15.4545% (also referred to herein as "Co-Tenant")interest in and to and the Lee Revocable Trust presently owns an undivided 16.3636% (also referred to herein as "Co-Tenant") in and to and Robert E. Miller presently owns an undivided 15.4545% (also referred to herein as "Co-Tenant") in and to the land, situated in the City of Temple Terrace, County of Hillsborough, and State of Florida, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Balster's interest by Fund XIX; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Balster of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

1.    The  operation  and  management of the  Premises  shall  be delegated to Fund XIX, or its designated agent, successors or assigns. Provided, however, if Fund XIX shall sell all of its interest in the Premises, the duties and obligations of Fund XIX respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be bound by the decisions of Fund XIX with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. The parties hereto hereby designate Fund XIX as their sole and exclusive agent to deal with any property agent and to execute leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the Premises, on behalf of all present or future Co-Tenants. Only Fund XIX may obligate any Co-Tenant with respect to any expense for the Premises.




Co-Tenant Initial: /s/ WHB /s/ TEB
Co-Tenancy Agreement for Applebee's - Temple Terrace, FL




As further set forth in paragraph 2 hereof, Fund XIX agrees to require any lessee of the Premises to name Balster as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund XIX shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Fund XIX shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income, expenses and any net proceeds from a sale of the Premises shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund XIX may offset against, pay to itself and deduct from any payment due to Balster under this Agreement, and may pay to itself the amount of Balster's share of any legitimate expenses of the Premises which are not paid by Balster to Fund XIX or its assigns, within ten (10) days after demand by Fund XIX. In the event there is insufficient operating income from which to deduct Balster's unpaid share of operating expenses, Fund XIX may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by Lessee under terms of any triple net lease agreement initiated concurrently with, or subsequent to, this agreement.

Balster has elected to retain, and agrees to annually reimburse, Fund XIX in the amount of $700 for the expenses, direct and indirect, incurred by Fund XIX in providing quarterly accounting and distributions of Balster's share of net income and for tracking, reporting and assessing the calculation of Balster's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Balster authorizes Fund XIX to deduct such amount from Balster's share of revenue. Balster may terminate this agreement at any time and collect it's share of rental stream directly from the tenant.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund XIX's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund XIX shall prepare an accurate income statement for the ownership of the Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Balster shall be entitled to receive 14.4270% of all items of income and expense generated by the Premises, and Fund XIX shall be entitled to receive 20.6379% as its share. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive with respect to said calendar year pursuant to Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefor from Fund XIX, shall, within fifteen (15) business days after receipt of notice, make payment to Fund XIX sufficient to pay said net operating losses and to provide necessary



Co-Tenant Initial: /s/ WHB /s/ TEB
Co-Tenancy Agreement for Applebee's - Temple Terrace, FL





operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant (including Co-Tenant Lee Revocable Trust which owns an undivided 16.3636 percent interest in the Premises, subject to a Co-Tenancy Agreement with Fund XIX dated January 11, 1994, and including Co-Tenant Robert E. Miller which owns an undivided 15.4545% interest in the Premises, subject to a Co-
Tenancy Agreement with Fund XIX dated March 31, 1994, and including Co-Tenant Patricia S. Marshall which owns an undivided 15.4545% interest in the Premises, subject to a Co-Tenancy Agreement with Fund XIX dated September 28, 1995 and including Co-Tenant the Joan Koller Trust which presently owns an undivided 11.9455% interest in the Premises, subject to a Co-Tenancy Agreement with Fund XIX dated December 7, 1995 and including Co-Tenant Janet Thompson who owns an undivided 5.7170% interest in the Premises, subject to a Co-Tenancy agreement with Fund XIX dated June 7, 1996) shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This property management agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until the expiration date plus extensions of the net lease agreement or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Premises and with the title thereto.
Once any person, party or entity has ceased to have an interest in fee in the Premises, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;

If to Fund XIX:

AEI Net Lease Income & Growth Fund XIX Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota  55101

If to Balster:

Teresa and William Balster
7690 W. Fish Lake Road
Maple Grove, MN  55311





Co-Tenant Initial: /s/ WHB /s/ TEB
Co-Tenancy Agreement for Applebee's - Temple Terrace, FL


If to Thompson:

Janet Thompson
27598 Linwood Circle N.
Olmsted, OH  44070

If to the Joan  Koller Trust:

Joan Koller
16001 Ballantine Lane
Huntington Beach, CA  92647

If to Patricia Marshall:

Patricia Marshall
1141 Randolph Road
McLean, VA  22101

If to Lee Revocable Trust:

Dale V. or Alice N. Lee
10831 E. Bellflower Drive
Sun Lakes, AZ  85248-9241

If to Robert E. Miller:

Robert E. Miller
1402 Sail Harbor Circle
Tarpon Springs, FL  34689

Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11. Fund XIX may offset against, pay to itself and deduct from any payment due to Balster under this Agreement, and may pay to itself the amount of Balster's share of any legitimate expenses of the Premises which are not paid by Balster to Fund XIX or its assigns, within ten (10) days after demand by Fund XIX. In the event there is insufficient operating income from which to



Co-Tenant Initial: /s/ WHB /s/ TEB
Co-Tenancy Agreement for Applebee's - Temple Terrace, FL



deduct Balster's unpaid share of operating expenses, Fund XIX may pursue any and all legal remedies for collection.

12. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.

IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.

Balster       William H. and Teresa E. Balster

              By: /s/ William H Balster
                      William H. Balster

              By: /s/ Teresa E Balster
                      Teresa E. Balster

Witness       By: /s/ Ana R Ramirez

STATE OF )                                        [notary seal]
                                                /s/ Rachel M. Helgeson
              ) ss
COUNTY OF  )

The foregoing instrument was acknowledged before me, a Notary Public in and for the County and State aforesaid, this 12th day of November,1996, by Rachel M Helgeson,
Notary Public.

Fund  XIX  AEI Net Lease Income & Growth Fund XIX Limited Partnership

            By: AEI Fund Management XIX, Inc., its corporate general partner

            By: /s/ Robert P Johnson
                    Robert P. Johnson, President

Witness      By: /s/ Barbara Kochevar

Witness      By: /s/ Laura M Steidl

State of Minnesota )
                       ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 18th day of November, 1996, Robert P. Johnson, President of AEI Fund Management XIX, Inc., corporate general partner of AEI Net Lease Income & Growth Fund XIX Limited Partnership, who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.
                                   /s/ Linda A. Bisdorf
                                       Notary Public


                                             [notary seal]





Co-Tenant Initial: /s/ WHB /s/ TEB
Co-Tenancy Agreement for Applebee's - Temple Terrace, FL








                              Exhibit A

Lot 1, of Terrace Walk, according to map or Plat thereof as recorded in Plat Book 70, Pages 33-1 and 33-2, of the Public
Records of Hillsborough County, Florida